================================================================================

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 26, 1996

                                      AMONG

                          VACATION BREAK U.S.A., INC.,
                         VACATION BREAK MERGER I CORP.,
                         VACATION BREAK MERGER II CORP.,
                        VACATION BREAK MERGER III CORP.,
                         VACATION BREAK MERGER IV CORP.,
                         WILLIAMSBURG PLANTATION, INC.,
                          WESTVIEW RESORTS CORPORATION,
                          OCEAN RANCH DEVELOPMENT INC.,
                            THE BERKLEY GROUP, INC.,
                                       AND
                           ALL OF THE SHAREHOLDERS OF
                         WILLIAMSBURG PLANTATION, INC.,
                          WESTVIEW RESORTS CORPORATION,
                          OCEAN RANCH DEVELOPMENT INC.,
                           AND THE BERKLEY GROUP, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I - THE MERGERS.....................................................1
   SECTION 1.1        THE MERGERS...........................................1
   SECTION 1.2        CLOSING...............................................1
   SECTION 1.3        EFFECTIVE TIME........................................1
   SECTION 1.4        EFFECTS OF THE MERGERS................................2
   SECTION 1.5        ARTICLES OF INCORPORATION AND BY-LAWS OF THE
                      COMPANIES.............................................2
   SECTION 1.6        DIRECTORS OF THE SURVIVING COMPANIES..................2
   SECTION 1.7        OFFICERS OF THE COMPANIES.............................3

ARTICLE II - EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS; EXCHANGE OF CERTIFICATES.........................3
   SECTION 2.1        EFFECT ON CAPITAL STOCK...............................3
   SECTION 2.2        EXCHANGE OF CERTIFICATES..............................5

ARTICLE III - REPRESENTATIONS AND WARRANTIES................................7
   SECTION 3.1        REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND
                      SHAREHOLDERS..........................................7
   SECTION 3.2        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS....18
   SECTION 3.3        REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.......20

ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS.....................22
   SECTION 4.1        CONDUCT OF BUSINESS BY THE LAMBERT ENTITIES..........22
   SECTION 4.2        CONDUCT OF BUSINESS BY THE PARENT....................24

ARTICLE V - ADDITIONAL AGREEMENTS..........................................26
   SECTION 5.1         PREPARATION OF PROXY STATEMENT; SHAREHOLDERS
                       MEETING; FORM 8-K...................................26
   SECTION 5.2        LETTERS OF THE COMPANIES' ACCOUNTANTS................26
   SECTION 5.3        LETTERS OF PARENT'S ACCOUNTANTS......................27
   SECTION 5.4        [Intentionally Omitted]..............................27
   SECTION 5.5        ACCESS TO INFORMATION................................27
   SECTION 5.6        REASONABLE EFFORTS; NOTIFICATION.....................28
   SECTION 5.7        FEES AND EXPENSES....................................28
   SECTION 5.8        PUBLIC ANNOUNCEMENTS.................................29
   SECTION 5.9        WAIVER OF EMPLOYMENT AGREEMENT RIGHTS................29
   SECTION 5.10       STOCK EXCHANGE LISTING...............................29
   SECTION 5.11       CERTAIN LITIGATION...................................29
   SECTION 5.12       EMPLOYMENT AGREEMENTS................................29
   SECTION 5.13       REGISTRATION RIGHTS..................................29
   SECTION 5.14       STOCK OPTION PLAN....................................30
   SECTION 5.15       POOLING OF INTERESTS.................................30

ARTICLE VI - CONDITIONS PRECEDENT..........................................30
   SECTION 6.1        CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                      MERGERS..............................................30
   SECTION 6.2        CONDITIONS TO OBLIGATIONS OF THE PARENT AND SUBS.....30
   SECTION 6.3        CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE
                      SHAREHOLDERS.........................................31

                                                                          PAGE
                                                                          ----

ARTICLE VII - TERMINATION; AMENDMENT AND WAIVER............................32
   SECTION 7.1        TERMINATION..........................................32
   SECTION 7.2        EFFECT OF TERMINATION................................33
   SECTION 7.3        AMENDMENT............................................33
   SECTION 7.4        EXTENSION; WAIVER....................................33

ARTICLE VIII - INTENTIONALLY OMITTED.......................................34

ARTICLE IX - TAXES.........................................................34
   SECTION 9.1        REPRESENTATIONS AND OBLIGATIONS REGARDING TAXES......34

ARTICLE X - GENERAL PROVISIONS.............................................35
   SECTION 10.1       NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES........35
   SECTION 10.2       NOTICES..............................................36
   SECTION 10.3       DEFINITIONS..........................................36
   SECTION 10.4       INTERPRETATION.......................................37
   SECTION 10.5       COUNTERPARTS.........................................37
   SECTION 10.6       ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.......37
   SECTION 10.7       GOVERNING LAW........................................37
   SECTION 10.8       ASSIGNMENT...........................................37
   SECTION 10.9       ENFORCEMENT..........................................38
   SECTION 10.10      SCHEDULES............................................38

                                     EXHIBIT

           Exhibit No.                             Description                                 Responsible Party
           -----------    -----------------------------------------------------   ---------------------------------------
                A         List of  Shareholders  of the  Companies:  Names  and                    Companies
                          Addresses


                                    SCHEDULES

           Schedules No.                              Description                                   Responsible Party
           -------------   ---------------------------------------------------------   ----------------------------------------
              3.1(b)       List  of   Subsidiaries   of  the   Companies  and  their                    Companies
                           Jurisdictions of Incorporation

              3.1(c)       Companies'   Ownership   of   Capital   Stock   of   Each                    Companies
                           Subsidiary;  Shareholder  Information Including Names and
                           Number of Shares for Each Company

              3.1(d)       Defaults of Companies as a Result of Agree-ment                              Companies

         3.1(e)(i) & (ii)  Unaudited  Financial  Statements of Each of the Companies                    Companies
                           for the Three Fiscal Years Ended  December 31, 1995,  and
                           for the Three and Nine Month Periods Ended  September 30,
                           1996

              3.1(h)       Disclosure List of Pending or Threatened  Actions Against             Companies, Shareholders
                           the Lambert Entities

              3.1(i)       Disclosure  List  re:   Non-Compliance   with  Government             Companies, Shareholders
                           Regulations

              3.1(j)       Employment,  Severance,  Termination  or  Indemnification             Companies, Shareholders
                           Agreements of the Lambert Entities

             3.1(k)(i)     Employee Benefit Plans of Lambert Entities                            Companies, Shareholders

            3.1(k)(ii)     Pension Plans of Lambert Entities                                     Companies, Shareholders

            3.1(k)(vi)     Employee  Welfare  Benefit Plans or Group Health Plans of             Companies, Shareholders
                           Lambert Entities

             3.1(vii)      Additional  Compensation  or  Benefits  under any Benefit             Companies, Shareholders
                           Plan of Lambert Entities

           3.1(k)(viii)    Commitments with Employees of Lambert Entities  Regarding             Companies, Shareholders
                           Increased Compensation or Benefits Under Plans

           Schedules No.                              Description                                   Responsible Party
           -------------   ---------------------------------------------------------   ----------------------------------------
              3.1(m)       Excess   Parachute   Payments  to   Representa-tives   or             Companies, Shareholders
                           Affiliates of Lambert Entities

             3.1(n)(i)     Aggregate  Amount  of  "Mortgages  receiv-able"  owned by              Companies, Shareholder
                           Lambert  Entities;  weighted  average  maturity  of  such
                           mortgage loans;  weighted  average  interest rate of such
                           mortgage loans,  and historical  nonper-formance  rate of
                           such mortgage loans since January 1, 1995

            3.1(n)(ii)     Contracts  pursuant  to which a  Lambert  Entity  borrows             Companies, Shareholders
                           money,  the aggregate  amount of  "mortgages  receivable"
                           pledged  as  security  for  such  contract,  each  resort
                           property  pledged as security for such contract,  and the
                           weighted   average   interest  rate  paid  for  financing
                           secured by "mortgages receivable" and resort properties

            3.1(n)(iii)    Certain  Relationships  and  Related  Party  Transactions             Companies, Shareholders
                           Involving Lambert Entities

            3.1(n)(iv)     VOI  Contracts and  Designations  Awarded by VOI Exchange             Companies, Shareholders
                           Organizations

             3.1(n)(v)     Contracts with Construction Contractors                               Companies, Shareholders

            3.1(n)(vi)     Management Contracts re:  Resort Proper-ties                          Companies, Shareholders

            3.1(n)(vii)    Timeshare Plans                                                       Companies, Shareholders

           3.1(n)(viii)    Miscellaneous Contracts                                               Companies, Shareholders

             3.1(s)(i)     Information re: to VOI Resort Properties                              Companies, Shareholders

            3.1(s)(ii)     Liens and Restrictions on Title                                       Companies, Shareholders

              3.1(u)       Violations of Environmental Laws                                      Companies, Shareholders

              3.1(v)       Insurance Policies                                                    Companies, Shareholders

              3.1(y)       Distributions or Dividends                                            Companies, Shareholders

                           Intentionally Omitted

              3.3(n)       Directors,  Executive  Officers,  Promoters  and  Control             Companies, Shareholders
                           Persons

             4.1(a)(i)     List   Distributions   Including   Contributions  by  the                 Lambert Entities
                           Berkley ESOP

            4.1(a)(iv)     Mergers and Acquisitions by Companies & Subsidiaries               Lambert Entities, Shareholders

           Schedules No.                              Description                                   Responsible Party
           -------------   ---------------------------------------------------------   ----------------------------------------
            4.1(a)(vi)     Instances  of   Borrowing   of  Money  or   Gua-ranteeing          Lambert Entities, Shareholders
                           Indebtedness by Lambert Entities

            4.1(a)(vii)    Capital Expenditures                                               Lambert Entities, Shareholders

            4.1(a)(ix)     Claims, Liabilities or Obligations                                 Lambert Entities, Shareholders

            4.1(a)(xi)     Increases in Benefits, Compensation, etc.                          Lambert Entities, Shareholders

            4.2(a)(iv)     Mergers and Acquisitions of the Parent                                         Parent

            4.2(a)(vi)     Borrowing of Money or  Guaranteeing of  In-debtedness  by                      Parent
                           the Parent

            4.2(a)(vii)    Capital Expenditures by the Parent                                             Parent

            4.2(a)(ix)     Payment,   Discharge  or   Satisfaction  of  Any  Claims,                      Parent
                           Liabilities or Obligations of the Parent

                5.9        List of  Employees  Who May Waive  Their Right to Receive                      Parent
                           Payments

              9.1(a)       Tax Return Information Regarding Lambert Entities                     Companies, Shareholders

              9.1(b)       Tax Claims Against the Lambert Entities                               Companies, Shareholders

              9.1(c)       Extensions  Given to  Lambert  Entities  for  Filing  Tax             Companies, Shareholders
                           Returns

              9.1(d)       Lambert Entities' Liabilities for Taxes                               Companies, Shareholders

              9.1(e)       Liability to Parent or Subs Due to Lambert Entities                   Companies, Shareholders

         AGREEMENT AND PLAN OF MERGER dated as of November 26, 1996, among VACATION BREAK U.S.A., INC., a Florida corporation ("Parent"), VACATION BREAK MERGER I CORP., a Florida corporation, and a wholly owned subsidiary of Parent ("Sub I"), VACATION BREAK MERGER II CORP., a Florida corporation, and a wholly owned subsidiary of Parent ("Sub II"), VACATION BREAK MERGER III CORP., a Florida corporation, and a wholly owned subsidiary of Parent ("Sub III"), VACATION BREAK MERGER IV CORP., a Florida corporation and a wholly owned subsidiary of Parent ("Sub IV"), (collectively, Sub I, Sub II, Sub III and Sub IV are referred to herein as the "Subs"), WILLIAMSBURG PLANTATION, INC., a Virginia corporation ("Williamsburg"), WESTVIEW RESORTS CORPORATION, a Florida corporation ("Westview"), OCEAN RANCH DEVELOPMENT INC., a Florida corporation ("Ocean"), THE BERKLEY GROUP, INC., a Florida corporation ("Berkley") (collectively, Williamsburg, Westview, Ocean, and Berkley are referred to herein as the "Companies"), and all of the shareholders (the "Shareholders") of the Companies, which Shareholders are listed on Exhibit A hereto.

         WHEREAS the respective Boards of Directors of Parent and each of the Subs and the Board of Directors and Shareholders of the Companies have approved the merger of Sub I with and into Williamsburg, Sub II with and into Westview, Sub III with and into Ocean and Sub IV with and into Berkley (collectively, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS the Parent, the Subs, the Companies and Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

         WHEREAS, for Federal income tax purposes, it is intended that the Mergers shall qualify as reorganizations within the meaning of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGERS

         SECTION 1.1. THE MERGERS. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA") and the Virginia Stock Corporation Act (the "VSCA"), Sub I shall be merged with and into Williamsburg, Sub II shall be merged with and into Westview, Sub III shall be merged with and into Ocean, and Sub IV shall be merged with and into Berkley at the Effective Time (as hereinafter defined). Following the Mergers, the separate corporate existence of Sub I, Sub II, Sub III and Sub IV shall cease and Williamsburg, Westview, Ocean and Berkley shall continue as the surviving corporations (the "Surviving Corporations") and shall succeed to and assume all the rights and obligations of Sub I, Sub II, Sub III and Sub IV, respectively, in accordance with the FBCA and the VSCA.

         SECTION 1.2. CLOSING. The closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Greenspoon, Marder, Hirschfeld, Rafkin, Ross & Berger, P.A., Trade Center South, Suite 700, 100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, unless another date, time or place is agreed to in writing by all of the parties hereto.

         SECTION 1.3. EFFECTIVE TIME. AS soon as practicable on the Closing Date, the parties shall deliver Articles of Merger (the "Articles of Merger") executed in accordance with the relevant provisions of the FBCA and, if applicable, the VSCA to the Florida Department of State and, if applicable, the Virginia Department of State for filing as required under the FBCA and, if applicable, under VSCA and shall make all other filings or recordings required under the FBCA and, if applicable, the VSCA. The Mergers shall become effective at such time as the Parent and the Companies shall agree as specified in the Articles of Merger (the time the Mergers become effective being the "Effective Time").

         SECTION 1.4. EFFECTS OF THE MERGERS. The Mergers shall have the effects set forth in Section 607.1106 of the FBCA and, if applicable, Section 13.1-721 of the VSCA.

         SECTION 1.5. ARTICLES OF INCORPORATION AND BY-LAWS OF THE COMPANIES.

         (a)(i) The Articles of Incorporation of Williamsburg, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that they are identical to the Articles of Incorporation of Sub I (with the exception that Williamsburg will retain the name Williamsburg Plantation, Inc.) and, as so amended, such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of Williamsburg until thereafter changed or amended as provided therein or by applicable law.

         (a)(ii) The Articles of Incorporation of Westview, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that they are identical to the Articles of Incorporation of Sub II (with the exception that Westview will retain the name Westview Resorts Corporation) and, as so amended, such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of Westview until thereafter changed or amended as provided therein or by applicable law.

         (a)(iii) The Articles of Incorporation of Ocean, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that they are identical to the Articles of Incorporation of Sub III (with the exception that Ocean will retain the name Ocean Resorts Development Inc.) and, as so amended, such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of Ocean until thereafter changed or amended as provided therein or by applicable law.

         (a)(iv) The Articles of Incorporation of Berkley, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that they are identical to the Articles of Incorporation of Sub IV (with the exception that Berkley will retain the name The Berkley Group, Inc.) and, as so amended, such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of Berkley until thereafter changed or amended as provided therein or by applicable law.

         (b)(i) The By-laws of Williamsburg as in effect at the Effective Time shall be the By-laws of Williamsburg following the Mergers until thereafter changed or amended as provided therein or by applicable law.

         (b)(ii) The By-laws of Westview as in effect at the Effective Time shall be the By-laws of Westview following the Mergers until thereafter changed or amended as provided therein or by applicable law.

         (b)(iii) The By-laws of Ocean is in effect at the Effective Time shall be the By-laws of Ocean following the Mergers until thereafter changed or amended as provided therein or by applicable law.

         (b)(iv) The By-laws of Berkley as in effect at the Effective Time shall be the By-laws of Berkley following the Mergers until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.6. DIRECTORS OF THE SURVIVING COMPANIES.

         (a) The directors of Williamsburg at the Effective Time shall be the directors of Williamsburg following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (b) The directors of Westview at the Effective Time shall be the directors of Westview following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (c) The directors of Ocean at the Effective Time shall be the directors of Ocean following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (d) The directors of Berkley at the Effective Time shall be the directors of Berkley following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7. OFFICERS OF THE COMPANIES.

         (a) The officers of Williamsburg at the Effective Time shall be the officers of Williamsburg following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (b) The officers of Westview at the Effective Time shall be the officers of Westview following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (c) The officers of Ocean at the Effective Time shall be the officers of Ocean following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (d) The officers of Berkley at the Effective Time shall be the officers of Berkley following the Mergers, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of the capital stock of the Companies or any shares of the capital stock of the Subs:

         (a) CAPITAL STOCK OF SUBS. (i) Each issued and outstanding share of capital stock of Sub I shall be converted into and become one validly issued, fully paid and nonassessable shares of common stock, par value $____ per share, of Williamsburg; (ii) each issued and outstanding share of capital stock of Sub II shall be converted into and become one validly issued, fully paid and nonassessable shares of common stock, par value $____ per share, of Westview;
(iii) each issued and outstanding share of capital stock of Sub III shall be converted into and become one validly issued, fully paid and nonassessable shares of common stock, par value $____ per share, of Ocean; and (iv) each issued and outstanding share of capital stock of Sub IV shall be converted into and become one validly issued, fully paid and nonassessable shares of common stock, par value $____ per share, of Berkley.

         (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. (i) Each share of common stock, par value $._____ per share, of Williamsburg (the "Williamsburg Common Stock") that is owned by Williamsburg and each share of Williamsburg Common Stock owned by Parent or any subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor; (ii) Each share of common stock, par value $._____ per share, of Westview (the "Westview Common Stock") that is owned by Westview and each share of Westview Common Stock owned by Parent or any subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor;
(iii) Each share of common stock, par value $._____ per share, of Ocean (the "Ocean Common Stock") that is owned by the Ocean and each share of Ocean Common Stock owned by Parent or any subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor; and (iv) each share of common stock, par value $._____ per share, of Berkley (the "Berkley Common Stock") that is owned by Berkley and each share of Berkley Common Stock owned by Parent or any subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

         (c) CONVERSION OF COMPANIES' COMMON STOCK. Notwithstanding the following, in no event shall the Parent be required to issue more than 21,000,000 shares of Parent Common Stock pursuant to the provisions of this
Section 2.1(c).

                  (i) Subject to Section 2.2(e), the outstanding shares of Williamsburg Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an aggregate of 3,000,000 shares of Parent Common Stock. As of the Effective Time, all such shares of Williamsburg Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Williamsburg Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock;

                  (ii) Subject to Section 2.2(e), outstanding shares of Westview Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an aggregate of 7,000,000 shares of Parent Common Stock. As of the Effective Time, all such shares of Westview Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Westview Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock;

                  (iii) Subject to Section 2.2(e), the outstanding shares of Ocean Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an aggregate of 1,000,000 shares of Parent Common Stock. As of the Effective Time, all such shares of Ocean Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Ocean Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock; and

                  (iv) Subject to Section 2.2(e), the outstanding shares of Berkley Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an aggregate of 10,000,000 shares of Parent Common Stock. As of the Effective Time, all such shares of Berkley Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Berkley Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock.

         SECTION 2.2. EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with Continental Stock Transfer & Trust Company or such other bank or trust company as may be designated by Parent (and reasonably acceptable to the Companies) (the "Exchange Agent"), for the benefit of the holders of shares of Williamsburg Common Stock, Westview Common Stock, Ocean Common Stock, Berkley Common Stock (collectively, the "Companies' Common Stock"), for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of the Companies' Common Stock. Except as contemplated by Section 2.2(f), the Exchange Fund shall not be used for any other purpose.

         (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Companies' Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1 (c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of the Companies' Common Stock then held by such holder under all such Certificates so surrendered and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the Companies' Common Stock which is not registered in the transfer records of the Companies, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(c).

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         (d) NO FURTHER OWNERSHIP RIGHTS IN THE COMPANIES' COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Companies' Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Companies' Common Stock, SUBJECT, HOWEVER, to the Companies' obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Companies in accordance with the terms of this Agreement or prior to the date of this Agreement and as to which Parent shall have received written notice prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Companies of the shares of the Companies' Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Companies or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for three months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (g) NO LIABILITY. None of Parent, the Subs, the Companies or the Exchange Agent shall be liable to any, person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash the Exchange Fund delivers to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

         (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Companies, the posting by such person of a bond in such reasonable amount as the Companies may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

         (j) RESTRICTIVE LEGEND. Each certificate evidencing shares of Parent Common Stock issued in connection with the Mergers shall bear the following restrictive legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "1933 ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SHAREHOLDERS. Each of the Companies represents and warrants with respect to itself, and each of the Shareholders individually represents and warrants with respect to itself and, to the best of its knowledge, with respect to each of the Companies in which it owns capital stock, to Parent and the Subs, as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on the Company. Each of the Companies has delivered to Parent complete and correct copies of its Articles of Incorporation and By-laws (or similar organizational documents), in each case as amended to the date hereof.

         (b) SUBSIDIARIES. Schedule 3.1(b) lists each subsidiary
(collectively, the "Subsidiaries") of each of the Companies, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and owned by such company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Subsidiaries, and except for the joint venture interests in Ocean Ranch Vacation Group and Palm Vacation Group described below, the Companies do not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. Palm Resort Group, Inc., a wholly owned subsidiary of Berkley, owns a 45% joint venture interest in Palm Vacation Group. Ocean owns a 45% joint venture interest in Ocean Ranch Vacation Group.

         (c)    CAPITAL STRUCTURE OF THE COMPANIES.

                  (i) The authorized capital stock of Williamsburg consists of 30,000 shares of Williamsburg Common Stock. As of the date of this Agreement, (1) 100 shares of Williamsburg Common Stock are outstanding, and (2) no shares of Williamsburg Common Stock are held by Williamsburg in its treasury. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Williamsburg are issued, reserved for issuance or outstanding. As of the date of this Agreement, all outstanding shares of capital stock of Williamsburg have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Williamsburg having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Williamsburg may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Williamsburg or any of the Williamsburg Subsidiaries is a party or by which any of them is bound obligating Williamsburg or any of Williamsburg Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Williamsburg or of any of the Williamsburg Subsidiaries or obligating Williamsburg or any of the Williamsburg Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Williamsburg or the Williamsburg Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Williamsburg or the Williamsburg Subsidiaries.

                  (ii) The authorized capital stock of Westview consists of 7,500 shares of Westview Common Stock. As of the date of this Agreement, (1) 100 shares of Westview Common Stock are issued and outstanding, and (2) no shares of Westview Common Stock are held by Westview in its treasury. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Westview are issued, reserved for issuance or outstanding. As of the date of this Agreement, all outstanding shares of capital stock of the Westview have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Westview having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Westview may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Westview or any of the Westview Subsidiaries is a party or by which any of them is bound obligating Westview or any of the Westview Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Westview or of any of the Westview Subsidiaries or obligating Westview or any of Westview Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not nor will there be any, respectively, outstanding contractual obligations of Westview or the Westview Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Westview or the Westview Subsidiaries.

                  (iii) The authorized capital stock of Ocean consists of 1,000 shares of Ocean Common Stock. As of the date of this Agreement and upon consummation of the Exchange, (1) 100 shares of Ocean Common Stock are issued and outstanding, and (2) no shares of Ocean Common Stock are held by Ocean in its treasury. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Ocean are reserved for issuance or outstanding. As of the date of this Agreement, all outstanding shares of capital stock of Ocean have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Ocean having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Ocean may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Ocean or any of the Ocean Subsidiaries is a party or by which any of them is bound obligating Ocean or any of Ocean Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Ocean or of any of the Ocean Subsidiaries or obligating Ocean or any of Ocean Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement there are no outstanding contractual obligations of Ocean or Ocean Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Ocean or the Ocean Subsidiaries.

                  (iv) The authorized capital stock of Berkley consists of 700,000 shares of Class A Berkely Common Stock and 1,000,000 shares of Class B Berkely Common Stock. As of the date of this Agreement (1) 420,000 shares of Class A Berkely Common Stock and 970,000 shares of Class B Berkely Common Stock are issued and outstanding, and (2) no shares of Berkley Common Stock are held by Berkley in its treasury. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Berkley are issued, reserved for issuance or outstanding. As of the date of this Agreement, all outstanding shares of capital stock of Berkley have been duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Berkley having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Berkley may vote. Except as set forth above and in connection with The Berkley Group, Inc. Employee Stock Ownership Plan and Trust, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Berkley or any of Berkley Subsidiaries is a party or by which any of them is bound obligating Berkley or any of Berkley Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Berkley or of any of the Berkley Subsidiaries or obligating Berkley or any of Berkley Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Berkley or Berkley Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Berkley or the Berkley Subsidiaries.

                  (v) (A) The type and number of authorized, issued and outstanding shares of capital stock ("Williamsburg Subsidiary Stock") of each subsidiary of Williamsburg (a "Williamsburg Subsidiary") is set forth on Schedule 3.1(c)(v) hereof. All of the issued and outstanding shares of Williamsburg Subsidiary Stock are owned by Williamsburg. Except as set forth on Schedule 3.1(c)(v), no other voting securities of any Williamsburg Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of Williamsburg Subsidiary Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of a Williamsburg Subsidiary having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of a Williamsburg Subsidiary may vote;

                           (B) the type and number of authorized issued and outstanding shares of capital stock ("Westview Subsidiary Stock") of each subsidiary of Westview (a "Westview Subsidiary") is set forth on
         Schedule 3.1(c)(v) hereof. All of the issued and outstanding shares of Westview Subsidiary Stock are owned by Westview. Except as set forth on
         Schedule 3.1(c)(v), no other voting securities of any Westview Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of Westview Subsidiary Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Westview Subsidiary having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Westview Subsidiary may vote;

                           (C) the type and number of authorized issued and outstanding shares of capital stock ("Ocean Subsidiary Stock") of each subsidiary of Ocean (an "Ocean Subsidiary") is set forth on Schedule 3.1(c)(v) hereof. All of the issued and outstanding shares of Ocean Subsidiary Stock are owned by Ocean. Except as set forth on Schedule 3.1(c)(v), no other voting securities of any Ocean Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of Ocean Subsidiary Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Ocean Subsidiary having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of an Ocean Subsidiary may vote; and

                           (D) the type and number of authorized issued and outstanding shares of capital stock ("Berkley Subsidiary Stock") of each subsidiary of Berkley (a "Berkley Subsidiary") is set forth on
         Schedule 3.1(c)(v) hereof. All of the issued and outstanding shares of Berkley Subsidiary Stock are owned by Berkley. Except as set forth on
         Schedule 3.1(c)(v), no other voting securities of any Berkley Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of Berkley Subsidiary Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of a Berkley Subsidiary having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of a Berkley Subsidiary may vote (collectively, the Williamsburg Subsidiaries, the Westview Subsidiaries, the Ocean Subsidiaries and the Berkley Subsidiaries are referred to herein as the "Subsidiaries").

                  (vi) Schedule 3.1(c)(vi) sets forth: (A) the name of each shareholder of Williamsburg and the number of shares of Williamsburg Common Stock owned by such shareholder; (B) the name of each shareholder of Westview and the number of shares of Westview Common Stock owned by such shareholder; (C) the name of each shareholder of Ocean and the number of shares of Ocean Common Stock owned by such shareholder; and (D) the name of each shareholder of Berkley; and the number of shares of Berkley Common Stock owned by such shareholder.

         (d) AUTHORITY; NONCONTRAVENTION. Each of the Companies has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to be consummated by it. The execution and delivery of this Agreement by each of the Companies and the consummation by each of the Companies of the transactions contemplated by this Agreement to be consummated by it have been duly authorized by all necessary corporate action on the part of each of the Companies. This Agreement has been duly executed and delivered by each of the Companies and the Shareholders and constitutes a valid and binding obligation of each of the Companies and each of the Shareholders, enforceable against each of the Companies and each of the Shareholders in accordance with its terms. Except as set forth on Schedule 3.1(d), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Companies and the Subsidiaries (collectively, the "Lambert Entities") under, any provision of (i) the Articles of Incorporation or By-laws (or comparable organizational documents) of the Lambert Entities; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to each Lambert Entity or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to any Lambert Entity or their respective properties or assets. No consent, approval order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to any Lambert Entity in connection with the execution and delivery of this Agreement by the Companies or the consummation by the Companies of the transactions contemplated by this Agreement to be consummated by it, except for
(i) the filing of a premerger notification and report form by the Companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and such foreign antitrust filings as may be applicable, (ii) to effectuate the Mergers, the filing of the Articles of Merger with the Florida Department of State, the Virginia Department of State and appropriate documents with the relevant authorities of other states in which the Companies are qualified to do business, and (iii) the consents set forth on Schedule 3.1(d).

         (e) FINANCIAL STATEMENTS. Schedule 3.1(e) hereto sets forth true and complete copies of: (i) the consolidated unaudited financial statements of each of Westview, Williamsburg, Ocean and Berkley for the three fiscal years ended December 31, 1995 (or such shorter period if such Companies commenced operations within such three year period) (the "Companies' Unaudited Yearly Financial Statements"); (ii) the consolidated unaudited financial statements of Westview, Williamsburg, Ocean and Berkley for the three month and nine month period ended September 30, 1996 (collectively, the "Companies' Unaudited Quarterly Financial Statements") (collectively, the Companies' Unaudited Yearly Financial Statements and the Companies' Unaudited Quarterly Financial Statements are referred to as the "Financial Statements"). The Financial Statements include the following statements with respect to each of the Companies: (i) the consolidated financial position of the subject company as of December 31, 1995 and December 31, 1994;
(ii) the consolidated results of operations of the subject company for the years ended December 31, 1995, December 31, 1994 and December 31, 1993; and (iii) the consolidated cash flow of the subject company for the years ended December 31, 1995, December 31, 1994 and December 31, 1993. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of each of the Companies and its consolidated subsidiaries as of the dates thereof and the consolidated results of their respective operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice or disclosure in the financial statements, none of the Companies, to the best of their knowledge, has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on their respective consolidated balance sheets or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Companies. The Financial Statements shall account for the sale of vacation packages and VOIs in a manner which is consistent with the manner Parent accounts for such items.

         (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Lambert Entities, the Subsidiaries or the Shareholders specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-1 (the "Form S-1") which may be filed with the Securities and Exchange Commission (the "SEC") by Parent in connection with: (1) the resale of certain Parent Common Stock received by the Shareholders pursuant to the Mergers; (2) the resale of certain Parent Common Stock by certain affiliates of the Parent; and (3) the issuance of Parent Common Stock by the Parent, will at the time the Form S-1 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Proxy Statement (as amended from time to time, the "Proxy Statement") relating to: (1) the approval of the Parent's shareholders of this Agreement; and (2) an increase in the authorized capital stock of the Parent sufficient to permit the due and valid issuance of the shares of Parent Common Stock pursuant to the Mergers, will at the date it is first mailed to the Parent's shareholders and at the time of the meeting of the Parent's shareholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) the Form 8-K(s) (the "Form 8-K") to be filed with the SEC by Parent in connection with the Mergers will, at the time the Form 8-K is filed with the SEC and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly contemplated by this Agreement, since September 30, 1996, each of the Companies and Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practices, and there has not been (i) any material adverse change in the business, financial condition, results of operations or prospects of any of the Lambert Entities, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Lambert Entities' capital stock, (iii) combination or reclassification of any of the Lambert Entities' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of any of the Lambert Entities' capital stock (iv) (x) any granting by the Lambert Entities to any officer of the Lambert Entities of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of September 30, 1996, (y) any granting by the Lambert Entities to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of September 30, 1996 or (z) any entry by the Lambert Entities into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have an adverse effect on the Lambert Entities, (vi) any change in accounting methods, principles or practices by the Lambert Entities affecting its assets, liabilities or business, or (vii) any sale, agreement to sell or option to purchase or sell the Lambert Entities or any of their assets other than in the ordinary course of business in a manner consistent with past practices.

         (h) LITIGATION. Except as disclosed in Schedule 3.1(h), there is no suit, action or proceeding pending or, to the knowledge of the Companies or the Shareholders threatened against any of the Lambert Entities that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the any of the Lambert Entities, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Lambert Entities having, or which could reasonably be expected to have, any such effect.

         (i) COMPLIANCE WITH LAWS. Except as disclosed in Schedule 3.1(i), each of the Lambert Entities is in compliance in all material respects with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (including, without limitation, the Federal Trade Commission Act, the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, and the Civil Rights Act of 1964 and 1968) applicable to its business or operations. Each of the Lambert Entities has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit.

         (j) ABSENCE OF CHANGES IN BENEFIT PLANS; LABOR RELATIONS. Except as disclosed in Schedule 3.1(j), since the date of the Financial Statements there has not been any adoption or amendment in any material respect by any of the Lambert Entities of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case maintained or contributed to, or required to be maintained or contributed to, by any of the Lambert Entities for the benefit of any current or former employee, officer or director of any of the Lambert Entities (each, a "Benefit Plan" and, collectively, "Benefit Plans"). Except as set forth in Schedule 3.1(j) there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between any of the Lambert Entities and any current or former employee, officer or director of the Lambert Entities or any consulting agreement with any of the Lambert Entities with respect to which the aggregate liability thereunder exceeds $25,000 or which cannot be canceled by the subject Lambert Entities without penalty on 30 days' or less notice. None of the Lambert Entities is a party to any collective bargaining agreements and each Lambert Entity believes that its relationship with its employees is satisfactory.

         (k)    BENEFIT PLAN COMPLIANCE.

                  (i) Schedule 3.1 (k)(i) contains a list and brief description of all "employee pension benefit plans" (as definer in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by any of the Lambert Entities or any other person or entity that, together with a Lambert Entity, is treated as a single employer under Section 414(b), (c), (m) or (a) of the Code (the subject Lambert Entity and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of a Lambert Entity. The Lambert Entities have delivered or made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

                  (ii) Except as disclosed in Schedule 3.1 (k)(ii), all
         Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401 (a) and 501 (a), respectively, of the Code, and no such determination letter has been revoked nor has any such

         Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                  (iii) No Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due).

                  (iv) As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA subject to Title IV of ERISA (other than a multiemployer plan) (hereinafter a "Defined Benefit Plan")), there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and none of the Lambert Entities is aware of any facts or circumstances that would adversely change the funded status of any such Defined Benefit Plan. Each of the Lambert Entities has furnished or made available to Parent the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                  (v) No Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                  (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.1 (k)(vi), (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in
         Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.

                  (vii) Except as provided in Section 5.9 or as listed on
         Schedule 3.1(l), no employee of a Lambert Entity will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (viii) Except as set forth in Schedule 3.1(k) (viii) or as contemplated under Section 5.17, none of the Lambert Entities nor any person acting on behalf of the Lambert Entities has, in contemplation of any corporate transaction involving Parent or the Subs, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of a Lambert Entity to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (in) any Benefit Plans will be condoned for any period of time, or (iv) any plans or arrangements provided by Parent or Sub will be made available to such employees.

         (l) DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items which were prepared for or supplied to the Companies by or on behalf of the Parent with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading in light of the circumstances when made.

         (m) NO EXCESS PARACHUTE PAYMENTS. Except as described on Schedule 3.1(m), no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Lambert Entities or any of its affiliates who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b) (l) of the Code).

         (n) CERTAIN AGREEMENTS.

                   (i) Schedule 3.1(n)(i) sets forth as of September 30, 1996,
         (a) the aggregate amount of "Mortgages receivable" owned by a Lambert Entity; (b) the weighted average maturity of such mortgage loans; (c) the weighted average interest rate of such mortgage loans; and (d) the historical nonperformance rate of such mortgage loans since January 1, 1995.

                   (ii) Schedule 3.1(n)(ii) sets forth as of September 30, 1996;
         (a) each contract pursuant to which a Lambert Entity borrows money or otherwise mortgages, pledges or other places a lien on any asset of a Lambert Entity; (b) the aggregate amount of "mortgages receivable" pledged as security for such contract; (c) each resort property pledged as security for such contract; and (d) weighted average interest rate paid for financing secured by (A) "mortgage receivable" and (B) resort properties.

                   (iii) Schedule 3.1(n)(iii) sets forth a description of each transaction since January 1, 1994 and each relationship between a Lambert Entity and any officer, director, shareholder or affiliate of a Lambert Entity or any member of their immediate family which would be required to be disclosed by a Lambert Entity pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act and the Exchange Act, assuming each Lambert Entity was subject to such reporting requirements and without regard to the dollar amount involved in such relationship or transaction.

                   (iv) Schedule 3.1(n)(iv) sets forth as of September 30,
         1996, (a) each contract or understanding pursuant to which the customers of any Lambert Entity may participate in a vacation ownership interest ("VOI") exchange organization with respect to the resort properties of a Lambert Entity; and (b) the designations awarded by such exchange organization to the resort properties of a Lambert Entity.

                   (v) Schedule 3.1(n)(v) sets forth as of September 30, 1996, each contract pursuant to which a Lambert Entity has engaged the services of a construction contractor.

                   (vi) Schedule 3.1(n)(vi) sets forth as of September 30, 1996, each contract pursuant to which a Lambert Entity manages resort properties.

                   (vii) Schedule 3.1(n)(vii) sets forth as of September 30, 1996: (a) a list of each Timeshare Plan (a "Timeshare Plan") pursuant to which the resort properties of a Lambert Entity have been developed as VOIs; and (b) a copy of each such Timeshare Plan.

                   (viii) Except as expressly contemplated by this Agreement, as specifically identified in Schedule 3.1(n)(i)-(vii) hereto, or as specifically identified in Schedule 3.1(n)(viii), none of the Lambert Entities is a party to any written or oral:

                           (a) contract under which it has advanced, loaned or
                  agreed to advance or lien any person amounts in the aggregate exceeding $25,000;

                           (b) contract under which it has purchased or agreed
                  to purchase any security, as defined under the Securities Act, partnership interest or evidence of indebtedness, in an amount exceeding in value of $25,000;

                           (c) guarantee of any obligation;

                           (d) contract prohibiting it from freely engaging in
                  any business or competing anywhere in the world;

                           (e) employment, consulting, sales, commissions,
                  dealer, distributor or marketing contracts;

                           (f) contract under which it is lessee of or holds
                  or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (g) contract under which it is lessor of or permits
                  any third party to hold or operate any property, real or personal, owned or controlled by it;

                           (h) assignment, license, indemnification agreement or
                  contract with respect to any intangible property;

                           (i) warranty contract with respect to its services
                  rendered or its products sold or leased;

                           (j) contract under which it has granted any person
                  any registration rights (including "piggyback" registration rights) with respect to any securities; or

                           (k) contract with any officer, director, employee or
                  consultant of it which obligates it or its successors to make any form of payment to such person(s) as a result of the Mergers.

                  (ix) Each of the Lambert Entities has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any contract to which it is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any contract to which a Lambert Entity is subject; none of the Lambert Entities has a present expectation or intention of not fully performing all such obligations; none of the Lambert Entities has knowledge of any breach or anticipated breach by the other parties to any contract to which it is a party.

         (o) STATE TAKEOVER/DISSENTER'S RIGHTS STATUTES. Except for the approval of this Agreement by the Berkley Group Employee Stock Ownership Plan and Trust in its capacity as a shareholder of Berkley, the Board of Directors and each of the Shareholders of the Lambert Entities have approved the Mergers and this Agreement, and such approval is sufficient to render inapplicable to the Mergers and this Agreement, and the transactions contemplated by this Agreement, the provisions of Sections 607.0901, 607.0902 and 607.1302 of the FBCA to the extent, if any, any such section is applicable to the Mergers and this Agreement and the transactions contemplated by this Agreement.

         (p) BROKERS. No broker, investment banker, financial advisor or other person, other than Montgomery Securities ("Montgomery") and CS First Boston Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Lambert Entities.

         (q) ACCOUNTING MATTERS.

                  (i) None of the Lambert Entities has had changes in or disagreements with accountants which it would be required to disclose by Item 304 of Regulation S-K if the Lambert Entities were subject to such reporting requirements;

                  (ii) Each of the Companies shall have requested its auditors, Millward & Co., to review the Financial Statements (including, without limitation, the ownership of and transactions in capital stock of the Companies), together with this Agreement and the transactions contemplated hereby for the purpose of evaluating and determining whether there is any reason why the Mergers, as provided for under the terms and provisions of this Agreement, may not be accounted for as a "pooling of interests."

         (r) TAX MATTERS. Neither the Lambert Entities or the Shareholders, nor, to their knowledge, any of their affiliates, has taken or agreed to take any action, or knows of any circumstances, that would prevent the Mergers from qualifying as reorganizations within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         (s) PROPERTIES, TITLE AND RELATED MATTERS.

                  (i) Schedule 3.1(s)(i) sets forth as of October 31, 1996:
         (i) each VOI resort property owned by each of the Lambert Entities;
         (ii) the number of VOI's which have been and which are planned to be developed at each resort property; and (iii) the number of VOI's which have been sold at each resort. With respect to each resort property or portion thereof which has completed development of VOI's, the resort or developed portion thereof is in good repair and condition and each VOI held for sale is in a condition acceptable for sale. With respect to each resort property or portion thereof which a Lambert Entity has not completed development of VOI's, the Lambert Entities anticipate expending, between September 30, 1996 and the completion of development, the amounts set forth on Schedule 3.1(s)(i).

                  (ii) Except as set forth in Schedule 3.1(s)(ii), each of the Lambert Entities has good and marketable title to all of the real, personal and intellectual properties and assets reflected in the Financial Statements or acquired after the date thereof except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practices, free and clear of all Liens. All of the assets of the Lambert Entities as of September 30, 1996 are reflected in the Financial Statements in the manner and to the extent required by GAAP.

                  (iii) Each of the Lambert Entities owns good and marketable title to all the personal property and assets, tangible or intangible, used in its respective business, except as to those assets leased or rented in the ordinary course of business consistent with past practices or as set forth in Schedule 3.1(s)(ii), all of which leases are in effect and no party is in default thereunder. Except as set forth in Schedule 3.1(s)(ii) or except for Contracts of sale or lease or liens generated or incurred in the ordinary course of business consistent with past practice, none of the assets of the Lambert Entities are subject to any Contracts of sale or lease or Liens.

         (t) CUSTOMER WARRANTIES. There are not pending nor are there to the best knowledge of the Companies and the Shareholders, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by the Lambert Entities that are not disclosed or referred to in the Financial Statements and which are not fully reserved against.

         (u) ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 3.1(u),
(a) neither the businesses of the Lambert Entities nor the operation thereof violates any applicable Environmental Law (as defined in Article X) and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) each of the Lambert Entities is in possession of all permits required under any applicable Environmental Law ("Environmental Permits") for the conduct or operation of the businesses of the Lambert Entities (or any part thereof), and each of the Lambert Entities is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) none of the Lambert Entities has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property or facilities except for inventories of chemicals which are used or to be used in the ordinary course of the businesses of the Lambert Entities (which inventories have been stored or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right To Know" laws); (d) none of the Lambert Entities has received any notice, suit or claim from any authority or any private person or entity that the businesses of the Lambert Entities or the operation of any of their respective facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of the properties of the Lambert Entities, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) none of the Lambert Entities has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any of this property or any property adjacent thereto; and (f) no by-products of any manufacturing process employed in the operation of the businesses of the Lambert Entities which may constitute pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located on any of the properties of the Lambert Entities. Each of the Lambert Entities has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         (v) INSURANCE. Each of the Lambert Entities has insurance contracts or policies (the "Policies") in full force and effect which provide for coverages that are usual and customary as to amount and scope in its businesses.
Schedule 3.1(v) hereto sets forth descriptions of all insurance contracts or policies that relate to liability or excess liability insurance (collectively the "Liability Policies"), including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions. None of the Lambert Entities has breached or otherwise failed to perform in any material respects its obligations under any of the Policies or the Liability Policies nor has any of the Lambert Entities received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all governmental laws and regulations and all agreements to which the Lambert Entities are subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (w) ACCOUNTS RECEIVABLE; INVENTORIES. The "Mortgages receivable" of each of the Companies reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Companies are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, setoffs or counterclaims. Not more than 2% of the "The Inventory of Real Estate Held for Sale" reflected on the Financial Statements represents items which are not or will not be usable or saleable in the ordinary course of business of the Lambert Entities. Such "Inventory of Real Estate Held for Sale" have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or saleability thereof), in accordance with GAAP. All such "Inventory of Real Estate Held for Sale" are owned free and clear and is not subject to any Lien or encumbrance except to the extent reserved against or reflected in the Financial Statements.

         (x) VOI SALES RECOGNITION.

         (y) DISTRIBUTIONS. Except as disclosed on Schedule 3.1(y), none of the Lambert Entities has made a distribution or dividend with respect to any outstanding equity interest or security issued by it since January 1, 1996.

         (z) DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items which were prepared for or supplied to the Parent by or on behalf of the Companies with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading in light of the circumstances when made.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS. Parent and Subs represent and warrant to the Companies and Shareholders as follows:

         (a) ORGANIZATION STANDING AND CORPORATE POWER. Each of the Parent and the Subs is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the requisite corporate power and authority to carry on its business as now being conducted each of the Parent and the Subs is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its Properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on Parent. Parent has delivered to the Companies complete and correct copies of its Certificate of Incorporation and By-laws and the Articles of Incorporation and By-laws of the Subs, in each case as amended to the date hereof.

         (b) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock and 25,000,000 shares of Preferred Stock without par value. At the close of business on November 26, 1996, (i) 8,585,000 shares of Parent Common Stock were issued and outstanding,
(ii) zero shares of Parent Common Stock were held by Parent in its treasury,
(iii) not more than 538,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee and director stock options to purchase shares of Parent Common Stock and (iv) no shares of Parent Preferred Stock were outstanding. Except as set forth above and for amounts which in the aggregate are not material, at the close of business on November __, 1996, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. Other than the options referred to in clause (iii) above and as disclosed in Parent SEC Documents (as defined in Section 3.2(d)), as of the date of this Agreement, there are no material amounts of outstanding securities convertible into Parent Common Stock. All outstanding shares of capital stock of the Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, the authorized capital stock of each Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

         (c) AUTHORITY; NONCONTRAVENTION. Parent and the Subs have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to be consummated by them. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement to be consummated by the Parent and/or the Subs, as the case may be, have been duly authorized by all necessary corporate action on the part of the Parent and the Subs. This Agreement has been duly executed and delivered by the Parent and the Subs, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Parent or the Subs or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, any subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Parent or the Subs or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and the Subs to perform their respective obligations hereunder or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by them. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any subsidiary of Parent in connection with the execution and delivery of this Agreement by the Parent and the Subs or the consummation by the Parent and the Subs of the transactions contemplated by this Agreement to be consummated by them, except for (i) the filing of a premerger notification and report form under the HSR Act and such foreign antitrust filings as may be applicable, (ii) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing with the SEC of the Proxy Statement, (iv) the filing of the Articles of Merger with the Florida Department of State, the Virginia Department of State, and appropriate documents with the relevant authorities of other states in which the Subs are qualified to do business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (d) SEC DOCUMENTS. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 27, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), as of the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

         (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent or the Subs specifically for inclusion or incorporation by reference in (i) the Form S-1 will, at the time the Form S-1 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Proxy Statement will, at the date it is first mailed to the Parent's shareholders and at the time of the meeting of the Parent's shareholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) the Form 8-K(s) (the "Form 8-K") to be filed with the SEC and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, the Form S-1 and the Form 8-K will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by the Parent or the Subs with respect to statements made or incorporated by reference therein based on information supplied by the Lambert Entities or the Shareholders specifically for inclusion or incorporation by reference in the Proxy Statement or Form S-1.

         (f) COMPLIANCE WITH LAWS. Except as disclosed in the Filed Parent SEC Documents, the Parent is in compliance in all material respects with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (including, without limitation, the Federal Trade Commission Act, the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, and the Civil Rights At of 1964 and 1968) applicable to its business or operations. The Parent has in effect all Federal, state, local and foreign governmental approvals, authorization, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit.

         (g) TAX MATTERS. Neither Parent nor any of the Subs nor, to Parent's knowledge, any affiliate of Parent, has taken or agreed to take any action, or knows of any circumstances, that would prevent the Mergers from qualifying as reorganizations within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         (h) OWNERSHIP OF THE COMPANIES' COMMON STOCK. As of the date hereof, neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding providing for the acquisition, holding, voting or disposition of, in each case, shares of capital stock of the Companies or any securities convertible into or exercisable or exchangeable for capital stock of the Companies.

         (i) INTERIM OPERATIONS OF THE SUBS. Each of the Subs were formed solely for the purpose of engaging in a business combination transaction with the Companies and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder jointly and severally represents, warrants and covenants to Parent and the Subs as follows:

         (a) Such Shareholder is acquiring the shares of Parent Common Stock to be issued to it pursuant to the Mergers (the "Merger Shares") for its own account and not on behalf of any other person; the Shareholder is aware and acknowledges that the Merger Shares have not been registered under the Securities Act and may not be offered or sold unless the Merger Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

         (b) Such Shareholder has received and carefully reviewed all the Parent SEC Documents; and the Shareholder has not been furnished with any offering materials or literature relating to the offer and sale of the Merger Shares;

         (c) Such Shareholder has been furnished all information that it deems necessary to enable it to evaluate the merits and risks of an investment in the Parent; such Shareholder has had a reasonable opportunity to ask questions of and receive answers from Parent concerning Parent and the Merger Shares, and all such questions, if any, have been answered to the full satisfaction of such Shareholder;

         (d) No person or entity other than such Shareholder has (i) any rights in and to the Merger Shares, which rights were obtained through or from such Shareholder or (ii) any rights to acquire the Merger Shares, which rights were obtained through or from such Shareholder;

         (e) Such Shareholder has such knowledge and expertise in financial and business matters (including knowledge and expertise in the Parent's industry) that is capable of evaluating the merits and risks involved in an investment in the Merger Shares; and such Shareholder is financially able to bear the economic risk of the investment in the Merger Shares, including a total loss of such investment;

         (f) Such Shareholder represents that it has adequate means of providing for his current needs and has no need for liquidity in its investment in the Merger Shares; such Shareholder has no reason to anticipate any material change in its financial condition for the foreseeable future;

         (g) Such Shareholder is aware that the acquisition of the Merger Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Shareholder will realize any gain from this investment, and that such Shareholder could lose the total amount of his investment;

         (h) Such Shareholder understands that no United States federal or state agency had made any finding or determination regarding the fairness of the offering of the Merger Shares for investment, or any recommendation or endorsement of the offering of the Merger Shares;

         (i) Such Shareholder is acquiring the Merger Shares for investment, with no present intention of dividing or allowing others to participate in such investments or of reselling, or otherwise participating directly or indirectly, in a distribution of the Merger Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

         (j) No representations or warranties have been made to such Shareholder by the Parent or any agent, employee or affiliate of the Parent, and in entering into this transaction such Shareholder is not relying upon any information, other than that contained in the Parent SEC Documents and the results of independent investigation by such Shareholder; and

         (k) Such Shareholder understands that the Merger Shares are being offered to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Parent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Shareholder to acquire the Merger Shares.

         (l) Such Shareholder will not sell, assign or transfer any of the Merger Shares except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent, is not required to be registered under the Act.

         (m) Such Shareholder has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of the Companies' Common Stock or stock of a Subsidiary ("Subsidiary Stock") held by such Shareholder and such Shareholder will not sell, transfer or otherwise dispose of any Merger Shares until after such time as results covering at least 30 days of combined operations of the Parent and Company have been published by Parent, in the form of a quarterly earning report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations.

         (n) Schedule 3.3.(n) sets forth all the information which the Lambert Entities would be required to disclose by Item 401 of Regulation S-K if the Lambert Entities were subject to such reporting requirements.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1. CONDUCT OF BUSINESS BY THE LAMBERT ENTITIES.

         (a) CONDUCT OF BUSINESS BY THE LAMBERT ENTITIES. The Lambert Entities and the Shareholders agree that during the period from the date of this Agreement to the Effective Time, the Lambert Entities shall, except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers; lenders; marketing companies, distributors; and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, each of the Companies agrees on its behalf and on behalf of its Subsidiaries that during the period from the date of this Agreement to the Effective Time, it shall not (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

                  (i) (x) except as set forth on Schedule 4.1(a)(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Lambert Entities to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of a Lambert Entity or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) except as set forth on Schedule 4.1 (a) (iv), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Lambert Entity;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (vi) (y) except as set forth on Schedule 4.1(a)(vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of a Lambert Entity, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) except as set forth on Schedule 4.1(a)(vi), make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to a Lambert Entity or
         (B) advances to employees in accordance with past practice;

                  (vii) except for the item listed on Schedule 4.1 (a)(vii) or in the ordinary course of business, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000;

                  (viii) [intentionally omitted]

                  (ix) except as set forth on Schedule 4.1 (a) (ix), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which a Lambert Entity is a party;

                  (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which a Lambert Entity is a party or waive, release or assign any material rights or claims;

                  (xi) except as set forth in Schedule 4.1(a)(xi) or as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause
         (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                  (xii) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

                  (xiii) take any action that would prevent the Mergers from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code;

                  (xiv) authorize any of, or commit or agree to take any of, the foregoing actions; or

                  (xv) take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Mergers as a pooling of interests.

         (b) OTHER ACTIONS. None of the Lambert Entities shall take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Mergers set forth in

Article VI not being satisfied (subject to the Lambert Entities' rights and obligations to comply with federal and state laws).

         (c) CERTAIN TAX MATTERS. From the date hereof until the Effective
Time, (i) each of the Lambert Entities will accurately prepare and timely file with the relevant taxing authorities all tax returns and reports ("Post-Signing Returns") required to be filed; (ii) each of the Lambert Entities will timely pay all taxes due and payable in connection with each Post-Signing Return; (iii) each of the Lambert Entities will make adequate provision on its books and records, to the extent required in accordance with generally accepted accounting principles, for all taxes due and payable by it from the date hereof until after the Effective Time; and (iv) each of the Lambert Entities will promptly notify Parent of any pending or announced action, suit, proceeding, claim or audit against or with respect to it in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a material adverse effect on its tax liabilities or tax attributes.

         SECTION 4.2. CONDUCT OF BUSINESS BY THE PARENT.

         (a) CONDUCT OF BUSINESS BY THE PARENT. Parent agrees that during the period from the date of this Agreement to the Effective Time, Parent shall and shall cause its subsidiaries to, except as expressly contemplated or permitted by this Agreement or to the extent that the Companies shall otherwise consent in writing, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers; lenders; marketing companies; distributors; and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect (individually, with respect to any subsidiary, or in the aggregate, with respect to Parent and its subsidiaries taken as a whole) at the Effective Time. Without limiting the generality of the foregoing, Parent agrees that during the period from the date of this Agreement to the Effective Time, the Parent shall not, and shall not permit any of its subsidiaries to, (except as expressly contemplated or permitted by this Agreement or to the extent that the Companies shall otherwise consent in writing):

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of Parent to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) except as set forth on Schedule 4.2 (a) (iv), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Companies and their subsidiaries taken as a whole;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (vi) (y) except as set forth on Schedule 4.2(a)(vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) except as set forth on Schedule 4.2(a)(vi), make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to Parent or any direct or indirect wholly owned subsidiary of Parent or (B) advances to employees in accordance with past practice;

                  (vii) except for the item listed on Schedule 4.2 (a)(vii) or in the ordinary course of business, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000;

                  (viii) make any material tax election or settle or compromise any material tax liability;

                  (ix) except as set forth on Schedule 4.2 (a) (ix), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Parent or its subsidiaries or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which Parent or any of its subsidiaries is a party;

                  (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Parent or any subsidiary is a party or waive, release or assign any material rights or claims;

                  (xi) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause
         (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                  (xii) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

                  (xiii) take any action that would prevent the Mergers from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

                  (xiv) authorize any of, or commit or agree to take any of, the foregoing actions; or

                  (xv) take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Mergers as a pooling of interests.

         (b) OTHER ACTIONS. Parent shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Mergers set forth in Article VI not being satisfied (subject to Parent's right and obligation to comply with federal and state laws).

         (c) CERTAIN TAX MATTERS. From the date hereof until the Effective
Time, (i) Parent and its subsidiaries will accurately prepare and timely file with the relevant taxing authorities all tax returns and reports ("Post-Signing Returns") required to be filed; (ii) Parent and its subsidiaries will timely pay all taxes due and payable in connection with each Post-Signing Return; (iii) Parent and its subsidiaries will make adequate provision on their books and records, to the extent required in accordance with generally accepted accounting principles, for all taxes due and payable from the date hereof until the Effective Time; and (iv) Parent and its subsidiaries will promptly notify the Lambert Entities of any pending or announced action, suit, proceeding, claim or audit against or with respect to the Lambert Entities in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a material adverse effect on Parent's tax liabilities or tax attributes.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1. PREPARATION OF PROXY STATEMENT; SHAREHOLDERS MEETING; FORM 8-K.

         (a) As soon as practicable following the date of this Agreement, the Parent shall prepare and file with the SEC the Proxy Statement and a report on Form 8-K announcing the proposed Mergers. Parent will use its reasonable efforts to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as legally practicable after its filing with the SEC. Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable, federal and state securities laws in connection with the issuance of Parent Common Stock in the Mergers. Each of Parent, the Lambert Entities and the Shareholders shall furnish all information concerning itself to the other parties as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement and the filing of the Form 8-K. Each of the Parent, the Lambert Entities and the Shareholders shall, and shall cause their respective agents to timely furnish all information concerning itself to the Parent as may be reasonably requested in connection with the preparation of such financial information, including pro-forma financial information, as the Parent is required to disclose by the Exchange Act.

         (b) Parent will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement; PROVIDED, HOWEVER, that Parent may postpone or adjourn any Shareholders Meeting to a date no later than June 30, 1997, in order to facilitate the satisfaction of the condition set forth in Section 6.1(a).

         SECTION 5.2. LETTERS OF THE COMPANIES' ACCOUNTANTS. (a a) With respect to the filing of the Proxy Statement and each Form 8-K filed by the Parent pertaining to the Mergers (which Form 8-K contains financial statements of or pertaining to the Lambert Entities), each of the Companies shall use its reasonable efforts to cause to be delivered to Parent a "comfort" letter of Millward & Co., each of the Companies' independent public accountants. Such comfort letter shall be dated on the date of the schedule or report filed with the SEC and shall be customary in scope and substance for letters delivered by independent public accountants in connection with such schedules or reports.

         (b) Each of the Companies shall use its reasonable efforts to cause to be delivered to Parent letters from Millward & Co., addressed to Parent and the subject company, one dated the date of the Proxy Statement, stating that the Mergers will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date, confirming as of the Closing Date the previously delivered letter referred to above.

         SECTION 5.3. LETTERS OF PARENT'S ACCOUNTANTS (a) With respect to the filing of the Proxy Statement and each Report on Form 8-K (a "Form 8-K") filed by the Parent pertaining to the Mergers (which Form 8-K contains financial statements of or pertaining to the Parent and the Companies), Parent shall use its reasonable efforts to cause to be delivered to the Companies a "comfort" letter of Coopers & Lybrand, Parent's independent public accountants. Such comfort letter shall be dated on the date of the schedule or report filed with the SEC and shall be customary in scope and substance for letters delivered by independent public accountants in connection with such schedules or reports.

         (b) Parent shall use its reasonable efforts to cause to be received by it letters from Coopers & Lybrand, L.L.P., addressed to Parent, one dated the date of the Proxy Statement, stating that the Mergers will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date, confirming as of the Closing Date the previously delivered letter referred to above.

         SECTION 5.4. [Intentionally Omitted]

         SECTION 5.5. ACCESS TO INFORMATION.

         (a) Each of the Lambert Entities shall, upon reasonable notice from Parent, afford to Parent, and to Parent's officers, employees, accountants, counsel financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Lambert Entities shall furnish promptly to Parent upon request (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of Federal, state, local or foreign tax laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

         (b) Parent shall, and shall cause each of its subsidiaries to, upon reasonable notice from the Lambert Entities, afford to the Lambert Entities, and to the Lambert Entities' officers, employees, accountants, counsel financial advisors and other representatives of the Lambert Entities, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Parent shall and shall cause each of its subsidiaries to, furnish promptly to the Lambert Entities upon request (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of Federal or state tax laws and (ii) all other information concerning its business, properties and personnel as the Lambert Entities may reasonably request.

         (c) Each of the Lambert Entities and Parent may make copies of documents provided to them pursuant to this Section 5.5 at their own expense. The parties shall, and shall cause their respective officers, employees, accountants, counsel, financial advisors and other representatives to, hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in the letter dated November 26, 1996, as amended from time to time, between the Lambert Entities and Parent (the "Confidentiality Agreement").

         SECTION 5.6.    REASONABLE EFFORTS; NOTIFICATION.

         (a) Each of the parties hereto agrees to promptly effect all necessary filings required to be made by it under the HSR Act and any other domestic or foreign antitrust law, rule or regulation. Each of the Parent and the Subs agrees to (i) promptly effect all necessary filings required to be made by them under any domestic or foreign antitrust law, rule or regulation, and
(ii) promptly take, or cause their affiliates to take, if required by the Federal Trade Commission or its staff, the Assistant Attorney General in charge of the Antitrust Division or her staff, any state attorney general or its staff, or any other Governmental Entity, in each case in order to consummate the Mergers, all steps (including executing agreements and submitting to judicial or administrative orders) to secure government antitrust clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order of any Governmental Entity), including, without limitation, all steps to make arrangements for or to effect the sale or other disposition of particular assets or categories of assets or businesses of Parent, the Subs, any of their affiliates and/or the Lambert Entities and to hold separate (including, without limitation, pursuant to arrangements which restrict, limit or prohibit access to the Lambert Entities and/or the voting of shares of capital stock of the Lambert Entities) pending such sale or other disposition of particular assets or categories of assets, businesses or voting securities of the Lambert Entities. All the actions required to be taken or to be taken hereunder by Parent, the Subs or their affiliates pursuant to this Section 5.6 will be consistent with their respective obligations under applicable law or any agreement to which any of such person is a party.

         (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all other reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Companies and their respective Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

         SECTION 5.7. FEES AND EXPENSES.

         (a) All fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be shared equally by: (i) the Parent and the Subs; and (ii) the Companies, whether or not the Mergers are consummated. For purposes of this Section 5.7, "fees and expenses" means all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent, the Subs, the Companies or Shareholders in connection with the Mergers or any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants. For purposes of this Section 5.7, "fees and expenses" shall not include fees payable pursuant to Section 5.7(b) or 5.7(c).

         (b) In addition to the provisions of Section 5.7(a), if the Parent properly elects to terminate this Agreement pursuant to Section 7.2(d)(ii) or
(iii) then the Parent shall promptly pay to the Companies a fee of $150,000 to cover the expenses of the Lambert Entities and the Shareholders. In addition to the provisions of

Section 5.7(a), Parent shall pay to the Companies a fee of $10,000,000 if the Parent enters into any written agreement with respect to a superior proposal (as defined in Section 7.1(c)(ii)) either: (i) prior to the termination of this Agreement; or (ii) within the six month period immediately following the termination of this Agreement pursuant to Sections 7.1(d)(ii) or 7.1(d)(iii).

         (c) In addition to the provisions of Section 5.7(a), if the Companies properly elect to terminate this Agreement pursuant to Section 7.1(c)(iii)or
(iv), then each of the Lambert Entities agrees, jointly and severally, to promptly pay the Parent a fee aggregating to $150,000 to cover the expenses of the Parent. In addition to the provisions of Section 5.7(a), the Lambert Entities agree, jointly and severally, to promptly pay the Parent a fee of $10,000,000 if any of the Lambert Entities or the Shareholders enters into any written agreement with respect to a superior proposal either (i) prior to the termination of this Agreement; or (ii) within the six month period immediately following the termination of this Agreement pursuant to Section 7.1(c)(iii) or 7.1(c)(iv).

         SECTION 5.8. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such without the other party's approval unless and only to the extent that such release or statement is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.9. WAIVER OF EMPLOYMENT AGREEMENT RIGHTS. The Parent shall use its reasonable efforts to cause the individuals identified on Schedule 5.9 to waive their rights, which are more specifically identified on Schedule 5.9, to receive certain payments from the Parent as a result of the Mergers under their respective employment agreements with Parent.

         SECTION 5.10. STOCK EXCHANGE LISTING. To the extent Parent does not issue treasury shares in the Mergers or under Parent Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Mergers and under the Parent Stock Plans to be approved for listing on the NASDAQ National Market System ("NMS"), subject to official notice of issuance, prior to the Closing Date.

         SECTION 5.11. CERTAIN LITIGATION. Each of the Lambert Entities agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against it or any of its directors, without the prior written consent of Parent. Parent agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Parent or any of its directors, without the prior written consent of the Company.

         SECTION 5.12. EMPLOYMENT AGREEMENTS. Subject to the consummation of the Mergers, the Parent and Jim Lambert agree to enter into an employment agreement pursuant to which Mr. Lambert shall agree to serve as the Parent's Chief Executive Officer for a period of at least two years, on terms and conditions no less favorable to Mr. Lambert than the terms and conditions of Ralph Muller's current employment contract with Parent.

         SECTION 5.13. REGISTRATION RIGHTS. As soon as practicable following the date of this Agreement, the Parent shall prepare and file with the SEC the Form S-1 Registration Statement. Each of the Parent, the Companies and the Shareholders shall (i) use all reasonable efforts to have the Form S-1 declared effective under the Securities Act as promptly as practicable after the Merger Shares have been issued, and (ii) furnish all information concerning itself to the other parties as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-1. It is anticipated that the Form S-1 will incorporate by reference certain financial information regarding the Parent and the Company, which financial information will be included in the Proxy Statement or a Form 8-K. Prior to the effectiveness of the Form S-1 Registration Statement, the Parent and each Shareholder of the Parent registering shares of Parent Common Stock for resale shall enter into an underwriting agreement with respect to the distributions of Parent Common Stock which are the subject of the Form

S-1 Registration Statement. Parent's obligation to register certain of the Merger Shares for resale by the Shareholders is contingent upon the issuance of the Merger Shares.

         SECTION 5.14. STOCK OPTION PLAN. Upon consummation of the Mergers, the Parent shall establish an additional incentive stock option plan (the "Parent Incentive Stock Option Plan") pursuant to which the Parent may issue options to purchase up to 750,000 shares of Parent Common Stock.

         SECTION 5.15. POOLING OF INTERESTS. Each of the parties to this Agreement agrees to use its reasonable efforts to qualify the Mergers for pooling of interests treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved by the affirmative vote of such number of the outstanding shares of Parent Common Stock as are sufficient to approve the Agreement and the transactions contemplated thereby under the FBCA.

         (b) NMS LISTING. The shares of Parent Company Stock issuable to the Company's shareholders pursuant to this Agreement and the Parent Incentive Stock Option Plan shall have been approved for listing on the NMS, subject to official notice of issuance.

         (c) HSR ACT. The waiting period applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

         (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Entity of competent jurisdiction (an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that each of Parent and Sub shall have used its best efforts, to the extent required pursuant to Section 5.7(a), to prevent any such injunction or other order, and to appeal as promptly as practicable any injunction or other order that may have been entered, including, without limitation, by proffering its willingness to accept an order embodying any arrangement required to be made by Parent or Sub pursuant to clause (a)(ii) of Section 5.7 (and notwithstanding anything in this subsection (d) to the contrary, no terms, conditions or provisions of an order embodying such an arrangement shall constitute a basis for Parent or Sub asserting nonfulfillment of the conditions contained in this subsection (d)).

         (e) FAIRNESS OPINION. The Parent's Board of Directors shall have received prior to the date the Proxy Statement is submitted to the SEC, and the Parent shall have included in the Proxy Statement, the written opinion of Montgomery (hereinafter, the "Fairness Opinion"), independent financial advisor to the Parent, to the effect that the financial terms of the Mergers are fair to the shareholders of the Parent from a financial point of view, in form and substance reasonably satisfactory to Parent.

         SECTION 6.2. CONDITIONS TO OBLIGATIONS OF THE PARENT AND SUBS. The obligations of the Parent and the Subs to effect the Mergers are further subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lambert Entities and the Shareholders set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Lambert Entities set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of each of the Lambert Entities by the chief executive officer and the chief financial officer of each Lambert Entity to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF THE LAMBERT ENTITIES. Each of the Lambert Entities shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of each of the Lambert Entities by the chief executive officer and the chief financial officer of each of the Lambert Entities to such effect.

         (c) NO MATERIAL ADVERSE CHANGE. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Lambert Entities taken as a whole.

         (d) TAX OPINION. On or prior to ______________ the Parent shall have received the opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to the Parent to the effect that, based on certain representation letters provided to counsel by the Parent, the Subs, the Lambert Entities and the Shareholders and based on the assumptions and qualifications set forth in that opinion, with respect to each of the Companies (i) the Mergers involving the Company will be treated for Federal Income tax purposes as reorganizations within the meaning of Section 368(a) of the Code, (ii) the Parent, the relevant Sub, and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by the Parent, the relevant Sub or the Company as a result of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by the Shareholders upon the exchange in the Merger of shares of the Company solely for shares of Parent. The opinion shall take into account any securities distributions that are the subject of the S-1 Registration Statement.

         SECTION 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS. The obligation of the Companies and the Shareholders to effect the Mergers is further subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and the Subs set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and the Subs set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Companies shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND THE SUBS. Parent and the Subs shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Companies shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

         (c) NO MATERIAL ADVERSE CHANGE. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1. TERMINATION. This Agreement may be terminated, and the Mergers contemplated hereby may be abandoned, at any time prior to the Effective
Time:

         (a) by mutual written consent of Parent, the Subs, the Companies and the Shareholders;

         (b)    by either Parent or the Companies:

                  (i) if, upon a vote taken at a duly held Shareholders Meeting or any adjournment thereof, the approval of the shareholders of the Parent shall not have been obtained;

                  (ii) if the Mergers shall not have been consummated on or before June 1, 1997, unless the failure to consummate the Mergers is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Mergers or the calling or holding of the Shareholders Meeting; or

                  (iii) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable;

         (c)    by the Companies:

                  (i) if, prior to the Shareholders Meeting, a takeover proposal is commenced, publicly proposed, publicly disclosed or communicated to the Parent (or the willingness of any person to make a takeover proposal is publicly disclosed or communicated to the Parent) and the Board of Directors of the Parent or any committee thereof shall have withdrawn or modified in a manner adverse to the Companies its approval or recommendation of the Mergers or this Agreement, or approved or recommended any takeover proposal, or resolved to take any of the foregoing actions (For purposes of this Agreement, "takeover proposal" means and inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more the consolidated assets of the Parent and its subsidiaries or 20% or more of any class of equity securities of the Parent or any of its significant subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Parent or any of its significant subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Parent or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Mergers or which would reasonably be expected to dilute materially the benefits the Shareholders of the transactions contemplated hereby);

                  (ii) if the Parent shall have entered into any agreement with respect to any superior proposal (For purposes of this Agreement, "superior proposal" means a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration of cash and/or securities, more than 50% of the shares of the subject company common stock then outstanding or all or substantially all the assets of the subject company, and otherwise on terms which a majority of the disinterested members of the Board of Directors of the subject company determines in its good faith judgment (based on the advice of a financial advisor) to be more favorable to the subject company's shareholders than the Mergers and for which financing, to the extent required, is then committed or which financing, in the good faith judgment of a majority of such disinterested members, is reasonably capable of being obtained by such third party);

                  (iii) within ten (10) days of any amendment or modification of the Schedules to this Agreement, if as a direct result of any disclosure or disclosures taken as a whole on any one or more Schedules made after the date hereof, but on or before the Schedule Date (as hereinafter defined in Section 10.10), the Companies become aware of a circumstance or condition that would have a material adverse effect; or,

                  (iv) if at any time during the period from the date hereof to a date twenty days hereafter (such period, the "Termination Period"), if the Companies in their judgment determine, based on their due diligence review of the Parent and the Subs, that it is inadvisable to proceed with the Mergers;

         (d)    by the Parent:

                  (i) if, prior to the approval of this Agreement by Shareholders of Parent, the Parent shall have entered into any agreement with respect to any superior proposal;

                  (ii) if at any time during the period from the date hereof to a date twenty days hereafter (such period, the "Termination Period"), if Parent in its sole judgment determines, based on its due diligence review of the Lambert Entities, that it is inadvisable to proceed with the Mergers;

                  (iii) within ten (10) days of any amendment or modification of the Schedules to this Agreement, if as a direct result of any disclosure or disclosures taken as a whole on any one or more Schedules made after the date hereof, but on or before the Schedule Date (as hereinafter defined in Section 10.10), Parent becomes aware of a circumstance or condition that would have a material adverse effect;

                  (iv) if the Berkley Group Employee Stock Ownership Plan and Trust does not execute and deliver this Agreement by December 2, 1996; or

                  (v) if any of the Lambert Entities shall have entered into any agreement with respect to any superior proposal.

         SECTION 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Companies or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Subs or the Lambert Entities, other than the provisions of the first sentence of Section 3.1(p), the second sentence of Section 5.5(c), Section 5.7, this Section 7.2 and Article X and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Mergers by the shareholders of the Parent; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                              INTENTIONALLY OMITTED

                                   ARTICLE IX

                                      TAXES

         SECTION 9.1. REPRESENTATIONS AND OBLIGATIONS REGARDING TAXES. Each of the Companies represents, warrants and agrees with respect to itself, and each of the Shareholders individually represents, warrants and agrees with respect to itself and, to the best of its knowledge, with respect to each of the Companies in which its owns capital stock, to and with Parent as follows:

         (a) Except as set forth in Schedule 9.1(a), (i) all returns and reports, including without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax assessment or other governmental charge (all herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed by or with respect to the income, business, operations or property of any of the Lambert Entities have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included, (iii) all information provided in each such Tax Return is true, correct and complete, (iv) all Taxes that have become due with respect to the taxable years covered by each such Tax Returns (whether or not shown on any Tax Return) have been timely paid in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (vi) all withholding Tax requirements imposed on any of the Lambert Entities for all taxable periods have been satisfied in full in all respects. Schedule 9.1(a) lists all federal, state, local and foreign income Tax Returns filed with respect to each of the Lambert Entities for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of the audit. The Shareholders shall deliver to the Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Lambert Entities since December 31, 1993.

         (b) There is no claim against any of the Lambert Entities with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to any of the Lambert Entities, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 9.1(b). No claim has ever been made by any taxing authority in a jurisdiction where any of the Lambert Entities does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the Lambert Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

         (c) Except as set forth in Schedule 9.1(c), there is not in force any extension of time with respect to the date on which any Tax Return of or with respect to any of the Lambert Entities is to be filed. None of the Lambert Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (d) Except as set forth in Schedule 9.1(d), the total amounts set up as liabilities for Taxes in the Financial Statements for each of the Lambert Entities are sufficient to cover the payment of all Taxes, including any related penalties, interest or other amounts and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of such Lambert Entity for the taxable periods covered thereby.

         (e) Except as set forth on Schedule 9.1(e), the consummation of the Mergers will not result in any Tax liability to the Parent or any of the Subs arising from the business operations of any of the Lambert Entities prior to the Mergers.

         (f) None of the Lambert Entities has at any time consented to have the provisions of section 341(f) of the Code apply with respect to its stock. None of the Lambert Entities has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G.

         (g) None of the Shareholders of any Lambert Entity that is a United States real property holding corporation within the meaning of Code ss. 897 (c)
(2) during the applicable period specified in Code ss. 897 (c) (1) (A) (ii) is a foreign person subject to the withholding of tax pursuant to Code ss. 1445.

         (h) None of the Lambert Entities is a party to any Tax allocation or sharing agreement. None of the Lambert Entities (a) has been a member of an affiliated group filing a consolidated federal income Tax Return or (b) has any liability for the Taxes of any person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (i) None of the Lambert Entities nor the Shareholders has taken or will take any action which could result in a deemed election under section 338 of the Code with respect to any of the Lambert Entities.

         (j) Intentionally omitted.

         (k) Each of Williamsburg and Westview has been duly qualified as an "S" corporation under the Code, and has maintained at all times since its organization, a valid "S" corporation election under the Code.

         (l) After the date of the Closing, the Shareholders who own capital stock of Williamsburg or Westview shall prepare and file Federal "S" corporation income Tax Returns (and, if applicable, state and local income Tax Returns) on behalf of Williamsburg and/or Westview reflecting all items of income, gain, loss, deduction, credit and other items required to be included in such Tax Returns for the periods on to the date of the Closing (collectively, the "Short-Year Tax Returns"). All income Taxes due with respect to the Short-Year Tax Returns shall be borne by the Shareholders. The Short-Year Tax Returns shall be subject to approval by Parent prior to filing, which approval shall not be unreasonably withheld or delayed.

         (m) Notwithstanding the foregoing, any Tax assessed against the value of assets owed by WILLIAMSBURG AND WESTVIEW for the taxable period that includes the date of the Closing shall be borne by the PARENT. The parties hereto agree that they shall use their reasonable efforts to minimize any Tax assessed against the value of assets owned by Williamsburg and Westview.

         (n) The Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of each of the Lambert Entities for taxable periods that begin before the Closing Date and end after the Closing Date.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the Effective Time.

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         SECTION 10.2. NOTICES. Except as otherwise provided in Section
4.3(f), all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Parent or the Subs, to:

                  Vacation Break U.S.A., Inc.
                  6400 N.  Andrews Ave.
                  Ft.  Lauderdale, Florida 33309

                  Attention: Ralph Muller,
                  Chief Executive Officer

                  with a copy to:

                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                  1221 Brickell Avenue
                  Miami, Florida 33131

                  Attention: Gary M. Epstein, Esq.

         (b)      if to any of the Lambert Entities:

                  The Berkley Group
                  3015 N. Ocean Blvd., Suite 121
                  Ft. Lauderdale, Florida 33308

                  Attention: Mr. Jim Lambert

                  with a copy to:

                  Greenspoon Marder Hirschfeld Rafkin
                     Ross & Berger
                  Trade Center South, Suite 700
                  100 West Cypress Creek Road
                  Ft.  Lauderdale, Florida 33309

                  Attention:  Gerald Greenspoon, Esq.

         (c) if to the Shareholders, to the names and addresses identified on Exhibit A.

         SECTION 10.3. DEFINITIONS. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) an "environmental law" means any law, statute, regulation, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened

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releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

         (c) "knowledge" of any person means actual knowledge of the directors and executive officers of such person;

         (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole;

         (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

         (f) "superior proposal" has the meaning assigned thereto in Section 7.1; and

         (g) "takeover proposal" has the meaning assigned thereto in Section
7.1.

         SECTION 10.4. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signet by each of the parties and delivered to the other parties.

         SECTION 10.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 10.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned corporate subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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         SECTION 10.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Florida or a Florida state court.

         SECTION 10.10. SCHEDULES. The parties hereto acknowledge and agree that, as of the date hereof, the Schedules to this Agreement are incomplete and, therefore, inaccurate in certain respects. The parties hereto further acknowledge and agree that (i) the parties hereto shall be permitted to finalize the Schedules to this Agreement within ten (10) days of the date hereof (the "Schedule Date"), with the further right to revise said Schedules prior to the Closing to correct any other inaccuracy or omission therein and (ii) any inaccuracy or omission in any of the Schedules on or before the Schedule Date shall not subject the parties hereto to any liability or claim for damages, notwithstanding any provision to the contrary contained herein.

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

         IN WITNESS WHEREOF, the Parent, the Subs, the Companies and the Shareholders have caused this Agreement to be signed personally or by their respective officers thereunto duly authorized, all as of the date first written above.

                           VACATION BREAK U.S.A., INC.

                           By:  /s/ RALPH MULLER
                               -------------------------------------
                              Name:   Ralph Muller
                              Title:  Chief Executive Officer

                           VACATION BREAK MERGER I CORP.

                           By:  /s/ RALPH MULLER
                               -------------------------------------
                              Name:   Ralph Muller
                              Title:  Chief Executive Officer

                           VACATION BREAK MERGER II CORP.


                           By:  /s/ RALPH MULLER
                               -------------------------------------
                              Name:   Ralph Muller
                              Title:  Chief Executive Officer

                           VACATION BREAK MERGER III CORP.


                           By:  /s/ RALPH MULLER
                               -------------------------------------
                              Name:   Ralph Muller
                              Title:  Chief Executive Officer

                           VACATION BREAK MERGER IV CORP.


                           By:  /s/ RALPH MULLER
                               -------------------------------------
                              Name:   Ralph Muller
                              Title:  Chief Executive Officer

                           WILLIAMSBURG PLANTATION, INC.


                           By:  /s/ DANIEL LAMBERT
                               -------------------------------------
                              Name:   Daniel Lambert
                              Title:  President

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                           WESTVIEW RESORTS CORPORATION


                           By:  /s/ DANIEL LAMBERT
                               -------------------------------------
                              Name:  Daniel Lambert
                              Title: President


                           OCEAN RANCH DEVELOPMENT INC.


                           By:  /s/ DANIEL LAMBERT
                               -------------------------------------
                              Name:  Daniel Lambert
                              Title: President


                           THE BERKLEY GROUP, INC.


                           By:  /s/ JAMES E. LAMBERT
                               -------------------------------------
                              Name:  James E. Lambert
                              Title: Chief Executive Officer


                           SHAREHOLDERS:



                                /s/ JAMES E. LAMBERT
                               -------------------------------------
                           Name:      James E. Lambert


                                /s/ DANIEL LAMBERT
                               -------------------------------------
                           Name:      Daniel Lambert


                                /s/ JAMES E. LAMBERT
                               -------------------------------------
                           Name:      James R. Lambert


                           THE BERKLEY GROUP EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


                           By:  /s/ REBECCA FOSTER
                               -------------------------------------
                              Name:  Rebecca Foster, Trustee


                           By:  /s/ MARC J. LANDAU
                               -------------------------------------
                              Name: Marc J. Landau, Trustee

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                              SHAREHOLDER AGREEMENT

         Ralph Muller, in his capacity of shareholder of Parent, does hereby agree with the Companies to vote in favor of the Mergers and the transactions contemplated by the Agreement and Plan of Merger. Mr. Muller's obligation to vote as indicated above is subject to: (i) his obligations to faithfully discharge his duties as a director, officer and/or principal shareholder of Parent; (ii) his unilateral right not to vote in favor of the Mergers if, at any time during the period from the date hereof to a date twenty days hereafter (such period, the "Termination Period"), Mr. Muller determines, based on his due diligence review of the Lambert Entities, that it is inadvisable to proceed with the Mergers; and (iii) his unilateral right not to vote in favor of the Mergers if, within ten days of any amendment or modification of the Schedules to this Agreement, if as a direct result of any disclosure or disclosures taken as a whole on any one or more Schedules, but on or before the Schedule Date, Mr. Muller becomes aware of a circumstance or a condition that would have a material adverse effect on the Parent.


                                      /s/ RALPH MULLER
                                      -----------------------------
                                      Ralph Muller

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